UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2025

WHEELS UP EXPERIENCE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39541	98-1617611
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2135 American Way
Chamblee, Georgia	30341
(Address of principal executive offices)	(Zip Code)

(212) 257-5252

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	UP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 21, 2025 (the “Amendment Date”), Wheels Up Experience Inc. (the “Company”) entered into Amendment No. 3 to Investment and Investor Rights Agreement (the “Investor Rights Agreement Amendment”), with each of Delta Air Lines, Inc. (“Delta”), CK Wheels LLC (“CK Wheels”), Cox Investment Holdings, LLC (“CIH” and, collectively with Delta and CK Wheels, the “Lead Investors”), and each of Kore Air LLC, Pandora Select Partners, L.P., Whitebox GT Fund, LP, Whitebox Multi-Strategy Partners, L.P., and Whitebox Relative Value Partners, L.P. (collectively, the “Additional Investors” and, collectively with the Lead Investors, the “Investors”), to amend and extend, among others, certain transfer restrictions set forth in the Investment and Investor Rights Agreement, dated September 20, 2023, by and among, the Company and the Investors (as amended by Amendment No. 1 thereto, dated as of November 15, 2023, as further amended by Amendment No. 2 thereto, dated as of September 22, 2024, and as further amended by the Investor Rights Agreement Amendment, the “Investor Rights Agreement”). Pursuant to the Investor Rights Agreement Amendment:

•	the Lead Investors agreed to extend the lock-up restriction applicable to all of their shares of the Company’s Class A common stock, $0.0001 par value per share (“Common Stock”), issued pursuant to the Investor Rights Agreement (“Shares”) through May 22, 2026 (the “Extended Lock-Up Expiration”), subject to limited exceptions for transfers to Permitted Transferees (as defined in the Investor Rights Agreement); and

•	the Additional Investors agreed to extend the lock-up restriction with respect to 29% of their Shares through January 2, 2026, subject to limited exceptions for transfers to Permitted Transferees; provided, that any transfers or sales of Shares held by the Additional Investors after the Amendment Date and until the Extended Lock-Up Expiration may not occur during specified periods, are subject to certain volume limitations and may not be at a price less than the minimum price per share, in each case as specified in the Investor Rights Agreement Amendment.

Pursuant to the Investor Rights Agreement Amendment, approximately 86.4% and 83.6% of the Company’s outstanding shares of Common Stock as of the Amendment Date will remain subject to a lock-up restriction until January 2, 2026 and May 22, 2026, respectively.

On the Amendment Date, the holders that collectively beneficially own in excess of 66.67% of the Registrable Securities (as defined in the Registration Rights Agreement, dated as of September 20, 2023, by and among the Company and the equity holders set forth on Schedule 1 thereto) extended the deadline by which the Company must file an initial shelf registration statement to register the Shares under the Securities Act of 1933, as amended (the “Securities Act”), to May 22, 2026.

As of the Amendment Date: (i) there were 720,338,634 shares of Common Stock outstanding (excluding treasury stock); (ii) Delta beneficially owned approximately 36.6% of the outstanding shares of Common Stock, of which any shares in excess of 29.9% of the shares of Common Stock entitled to vote at any meeting of the Company’s stockholders or for purposes of any consent solicitation that are held by Delta will be neutral shares with respect to voting rights, voted in proportion to all other votes cast at such meeting or for such consent solicitation other than by Delta; (ii) CK Wheels beneficially owned approximately 35.8% of the outstanding shares of Common Stock; (iii) CIH beneficially owned approximately 11.9% of the outstanding shares of Common Stock; and (iv)(a) each Investor was a lender under the Company’s secured credit facility, and was a party to certain other agreements concerning the governance of the Company and commercial arrangements, in each case as disclosed under the heading “Related Person Transactions with Holders of More than 5% of Our Voting Stock” in the Company’s definitive proxy statement on Schedule 14A, which was filed with the U.S. Securities and Exchange Commission (“SEC”) on April 24, 2025, and (b) Delta and the Company were parties to certain transactions described in Item 1.01 of the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2025.

The foregoing description of the Investor Rights Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to a copy thereof, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On September 22, 2025, the Company issued a press release regarding the lock-up extension described in Item 1.01 of this Current Report on Form 8-K (this “Current Report”), a copy of which is furnished as Exhibit 99.1 and incorporated by reference herein.

The information in Item 7.01 of this Current Report and Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit Number	Description
10.1*	Amendment No. 3 to Investment and Investor Rights Agreement, dated September 21, 2025, by and among Wheels Up Experience Inc. and the Investors listed on the signature pages thereto
99.1**	Press Release, dated September 22, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.
**	Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELS UP EXPERIENCE INC.

Date: September 22, 2025	By:	/s/ George Mattson
		Name:	George Mattson
		Title:	Chief Executive Officer